Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on October 1, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	58-0628465 (I.R.S. Employer Identification No.)

One Coca-Cola Plaza
Atlanta, Georgia 30313
(404) 676-2121
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Geoffrey J. Kelly, Esq.
Senior Vice President and General Counsel
The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, Georgia 30313
(404) 676-2121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Richard B. Aftanas, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
(212) 735-3000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the registrant

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.25 par value	2,000,000	$58.52	$117,040,000	$8,345

(1)
This registration statement, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), covers an indeterminate number of additional shares of Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Common Stock of The Coca-Cola Company on September 24, 2010 as reported on the New York Stock Exchange.

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK
OF

        This prospectus relates to an aggregate of 2,000,000 shares of common stock, par value $0.25 per share ("Common Stock"), of The Coca-Cola Company (the "Company") offered pursuant to the vesting or exercise of equity awards originally granted under the following equity incentive plans of Coca-Cola Enterprises Inc. ("CCE"): (i) the Coca-Cola Enterprises Inc. 1997 Stock Option Plan; (ii) the Coca-Cola Enterprises Inc. 1999 Stock Option Plan; (iii) the Coca-Cola Enterprises Inc. 2001 Restricted Stock Award Plan; (iv) the Coca-Cola Enterprises Inc. 2001 Stock Option Plan; (v) the Coca-Cola Enterprises Inc. 2004 Stock Award Plan; (vi) the Coca-Cola Enterprises Inc. 2007 Incentive Award Plan; and (vii) the Coca-Cola Enterprises Inc. Stock Deferral Plan (collectively, the "CCE Equity Plans").

        In connection with the transactions contemplated by the Business Separation and Merger Agreement ("the Merger") by and among CCE, International CCE, Inc., the Company and Cobalt Subsidiary LLC, dated as of February 25, 2010 and certain related agreements (collectively, the "Merger Agreement"), certain outstanding awards relating to CCE common stock granted under a stockholder-approved CCE Equity Plan will be replaced by awards relating to the Company's Common Stock which, generally, will be subject to the same terms and conditions that applied to such awards prior to consummation of the Merger pursuant to the applicable CCE Equity Plan and the other documents and agreements evidencing such awards ("CCE Replacement Awards"). The individuals who may acquire shares of Common Stock covered by this prospectus were employees of CCE's North American Business (as defined in the Merger Agreement) who were previously granted awards under one or more of the CCE Equity Plans, and who continued to hold such awards as of consummation of the Merger but were no longer employees of CCE's North American Business as of consummation of the Merger.

        The Company's Common Stock is listed on the New York Stock Exchange under the trading symbol "KO."

        You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before your invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2010.

i

WHERE YOU CAN FIND MORE INFORMATION

        You may obtain from the SEC, through the SEC's website or at the SEC offices mentioned in the following paragraph, a copy of the registration statement on Form S-3, including exhibits, that we have filed with the SEC to register the securities offered under this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov and on our corporate website at http://www.thecoca-colacompany.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available at the office of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

        We "incorporate by reference" into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been issued as described in this prospectus (other than, in each case, documents or information deemed to have been furnished and not "filed" in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2009 (filed on February 26, 2010);

  •
  our Quarterly Reports on Form 10-Q for the three months ended April 2, 2010 (filed on April 29, 2010) and the three months ended July 2, 2010 (filed on August 2, 2010);

  •
  our Current Reports on Form 8-K filed on February 18, 2010, March 3, 2010, March 22, 2010, April 26, 2010, June 7, 2010, July 30, 2010, August 24, 2010, August 27, 2010, September 7, 2010 and September 27, 2010, and

  •
  the descriptions of the Common Stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions.

        You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: Office of the Secretary, The Coca-Cola Company, One Coca-Cola Plaza, Atlanta, Georgia 30313; telephone: (404) 676-2121.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with additional or different information. The Common Stock is only being offered in jurisdictions where the offer is permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than their respective dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein may contain statements, estimates or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health concerns; scarcity and quality of water; changes in the nonalcoholic beverages business environment, including changes in consumer preferences based on health and nutrition considerations and obesity concerns, shifting consumer tastes and needs, changes in lifestyles and competitive product and pricing pressures; the impact of the global credit crisis on our liquidity and financial performance; our ability to expand our operations in developing and emerging markets; foreign currency exchange rate fluctuations; increases in interest rates; our ability to maintain good relationships with our bottling partners; the financial condition of our bottling partners; our ability and the ability of our bottling partners to maintain good labor relations, including the ability to renew collective bargaining agreements on satisfactory terms and avoid strikes, work stoppages or labor unrest; increase in cost, disruption of supply or shortage of energy; increase in cost, disruption of supply or shortage of ingredients or packaging materials; changes in laws and regulations relating to beverage containers and packaging, including container deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; unfavorable general economic conditions in the United States and other major markets; unfavorable economic and political conditions in international markets, including civil unrest and product boycotts; changes in commercial or market practices and business model within the European Union; litigation uncertainties; adverse weather conditions; our ability to maintain brand image and corporate reputation as well as other product issues such as product recalls; changes in legal and regulatory environments; changes in accounting standards and taxation requirements; our ability to achieve overall long-term goals; our ability to protect our information systems; additional impairment charges; our ability to successfully manage Company-owned bottling operations; the impact of climate change on our business; global or regional catastrophic events; risks related to our acquisition of CCE's North American business operations; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available as described in "Where You Can Find More Information." You should not place undue reliance on forward-looking statements, which speak only as of the dates they are made. We undertake no obligation to publicly update or revise any forward-looking statements.

 OUR COMPANY

        The Coca-Cola Company is the world's leading owner and marketer of nonalcoholic beverage brands and the world's largest manufacturer, distributor and marketer of concentrates and syrups used to produce nonalcoholic beverages. We own or license and market more than 500 nonalcoholic beverage brands, primarily sparkling beverages but also a variety of still beverages such as waters, enhanced waters, juices and juice drinks, ready-to-drink teas and coffees, and energy and sports drinks. Finished beverage products bearing our trademarks, sold in the United States since 1886, are now sold in more than 200 countries. Along with Coca-Cola, which is recognized as the world's most valuable brand, we own and market four of the world's top five nonalcoholic sparkling beverage brands, including Diet Coke, Fanta and Sprite.

        We manufacture beverage concentrates and syrups, which we sell to authorized bottling and canning operations (to which we typically refer as our "bottlers" or our "bottling partners") who use the concentrates and syrups to produce finished beverage products. We also manufacture, or authorize bottling partners to manufacture, fountain syrups, which we sell to fountain retailers such as restaurants and convenience stores which use the fountain syrups to produce finished beverages for immediate consumption, or to fountain wholesalers or bottlers, which in turn sell and distribute the fountain syrups to fountain retailers. In addition, we manufacture certain finished beverages, such as juices and juice drinks and water products, which we sell to retailers directly or through wholesalers or other distributors, including bottling partners.

        While most of our branded beverage products are manufactured, sold and distributed by independently owned and managed bottling partners, from time to time we do acquire or take control of bottling or canning operations, often, but not always, in underperforming markets where we believe we can use our resources and expertise to improve performance. In addition, we have noncontrolling ownership interests in numerous beverage joint ventures, bottling partners and emerging beverage companies.

        We make our branded beverage products available to consumers throughout the world through our network of bottling partners, distributors, wholesalers and retailers—the world's largest beverage distribution system.

        We were incorporated in September 1919 under the laws of the State of Delaware and succeeded to the business of a Georgia corporation with the same name that had been organized in 1892.

        Our principal office is located at One Coca-Cola Plaza, Atlanta, Georgia 30313, and our telephone number at that address is (404) 676-2121.

SUMMARY INFORMATION RELATING TO THE CCE EQUITY PLANS

        This prospectus relates to shares of Common Stock that are offered pursuant to the vesting or exercise of equity-awards originally granted under the following CCE Equity Plans: (i) the Coca-Cola Enterprises Inc. 1997 Stock Option Plan; (ii) the Coca-Cola Enterprises Inc. 1999 Stock Option Plan; (iii) the Coca-Cola Enterprises Inc. 2001 Restricted Stock Award Plan; (iv) the Coca-Cola Enterprises Inc. 2001 Stock Option Plan; (v) the Coca-Cola Enterprises Inc. 2004 Stock Award Plan; (vi) the Coca-Cola Enterprises Inc. 2007 Incentive Award Plan; and (vii) the Coca-Cola Enterprises Inc. Stock Deferral Plan. In connection with the transactions contemplated by the Merger Agreement, certain outstanding awards relating to CCE common stock granted under a stockholder-approved CCE Equity Plan will be replaced by awards relating to the Company's Common Stock which, generally, will be subject to the same terms and conditions that applied to such awards prior to consummation of the Merger pursuant to the applicable CCE Replacement Awards. The individuals who may acquire shares of Common Stock covered by this prospectus were employees of CCE's North American Business who were previously granted awards under one or more of the CCE Equity Plans, and who continued to hold such awards as of consummation of the Merger but were no longer employees of CCE's North American Business as of consummation of the Merger.

        Following is a brief description of certain material terms of the CCE Equity Plans under which the CCE Replacement Awards were originally granted. Each such description is subject to the actual terms of the CCE Equity Plan document and other documents and agreements evidencing such awards, which have previously been distributed to plan participants.

Replacement of CCE Equity Awards in the Transaction

        The number of shares of Common Stock subject to each CCE Replacement Award will be equal to the product (rounded down to the nearest whole share in the case of stock options and rounded up to the nearest whole share for all other awards) of (i) the number of shares subject to such award immediately prior to the Effective Time (as defined in the Merger Agreement) multiplied by (ii) a fraction, the numerator of which will be the closing price of CCE common stock immediately prior to the Effective Time and the denominator of which will be the closing price of Common Stock immediately prior to the Effective Time. If the CCE Replacement Award is a stock option, the exercise price per share of such option will be equal to the product (rounded up to the nearest whole cent) of (i) the exercise price of such stock option immediately prior to the Effective Time multiplied by (ii) a fraction, the numerator of which will be the closing price of Common Stock immediately prior to the Effective Time and the denominator of which will be the closing price of CCE common stock immediately prior to the Effective Time.

General Information; Award Administration

        The CCE Equity Plans were established for the purpose of providing for the grant of stock options, restricted stock units, and/or other stock-based awards relating to or based upon the common stock of CCE (including performance units). Each of the CCE Equity Plans was established for the purpose of providing incentives to, as applicable, directors, officers, other employees and/or service providers who are natural persons.

        None of the CCE Equity Plans is subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, nor is any of the CCE Equity Plans a qualified plan within the meaning of section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        Following the Effective Time, the CCE Replacement Awards will be administered by the Compensation Committee of the Board of Directors of the Company, which administers the Company's equity plans. All determinations made by the Company's Compensation Committee will be final and binding on all holders of CCE Replacement Awards.

Terms of CCE Replacement Awards

        Following the Effective Time, except as described below, CCE Replacement Awards will be subject to the same terms and conditions applicable to the original CCE awards prior to the Effective Time under the applicable CCE Equity Plan and other documents and agreements evidencing such awards, including terms and conditions relating to the vesting, exercisability, expiration, settlement and/or payment of such awards.

        Performance-based vesting.    The Merger Agreement provides that CCE Replacement Awards that are either (i) performance share units granted in 2007, (ii) have performance criteria based on growth in earnings per share ("EPS") for the period 2008-2010 or (iii) are performance share awards having a performance goal relating to EPS achieved by CCE for the year 2010, in each case, will be eligible to satisfy applicable EPS performance goals with respect to the year 2010 based on actual performance, but subject to certain adjustments described in the Merger Agreement.

 CERTAIN FEDERAL INCOME TAX EFFECTS

        The following discussion of certain federal income tax effects applicable to options, restricted stock and restricted units granted under the CCE Equity Plan is a summary only, and reference is made to the Code, for a complete statement of all relevant federal tax provisions. It is recommended that holders of non-qualified stock options ("NQSOs") consult their tax advisers before exercise of any such option and before disposing of any shares of Common Stock acquired upon the exercise thereof.

        To ensure compliance with Treasury Department regulations, we advise you that, unless otherwise expressly indicated, any federal tax advice contained in this prospectus was not intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or applicable state or local tax law provisions or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.

Nonqualified Stock Options

        A grantee generally will not be taxed upon the grant of an NQSO. Rather, at the time of exercise of such NQSO, the grantee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at the same time and in the same amount that the grantee recognizes ordinary income.

        If shares acquired upon exercise of an NQSO are later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the grantee) depending upon the length of time the stock has been held.

Exercise with Shares

        According to a published ruling of the Internal Revenue Service, a grantee who pays the exercise price of an NQSO, in whole or in part, by delivering shares of Common Stock already owned by him will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for NQSOs. With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of shares acquired will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date which governs the determination of the participant's ordinary income, and the holding period for such additional shares will commence on such date.

Restricted Stock Awards

        A grantee generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income in an amount equal to the fair market value of the Common Stock at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code). The Company will be entitled to a deduction at the same time as and in the same amount that the grantee recognizes ordinary income. However, a grantee may elect (not later than 30 days after the initial grant of such shares) to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such grantee at the time the restrictions lapse. The Company will be entitled to a tax deduction at the same time as and to the extent that, income is recognized by such grantee. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the grantee for the forfeited shares, and the Company will be deemed to recognize ordinary income equal to the amount of the deduction allowed to the Company at the time of the election in respect of such forfeited shares.

Restricted Stock Units

        A grantee generally will not be taxed upon the grant of a restricted stock unit award or a performance unit award, but, rather, the grantee will recognize ordinary income in an amount equal to the fair market value of the Common Stock, cash or other property is issued to the grantee in settlement of such award.

USE OF PROCEEDS

        The Company will use any net proceeds from Common Stock issued hereunder for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

        Set forth below is a summary description of the material terms of our capital stock.

Description of Common Stock

        Under our restated certificate of incorporation, as amended, we are authorized to issue up to 5,600,000,000 shares of our Common Stock, par value $0.25 per share, of which 2,309,462,424 shares were issued and outstanding as of July 26, 2010.

        The holders of our Common Stock are entitled to one vote for each share on all matters submitted to a vote of shareowners. Each share of our Common Stock outstanding is entitled to participate equally in any distribution of net assets made to the shareowners in the liquidation, dissolution or winding up of our Company and is entitled to participate equally in dividends as and when declared by our board of directors. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of our Common Stock. All shares of our Common Stock have equal rights and preferences. The rights, preferences and privileges of the holders of our Common Stock are subject to and may be adversely affected by the rights of holders of shares of any series of our preferred stock that we may designate and issue in the future.

Description of Preferred Stock

        Our restated certificate of incorporation, as amended, authorizes our board of directors to issue, from time to time, up to 100,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, subject to certain limitations prescribed by law. There are no preferred shares issued and outstanding as of the date of this prospectus. Our board of directors is authorized to establish from time to time the number of shares to be included in any series of preferred stock, and to fix the designation, powers, preferences, and rights of the shares of such series and any qualifications, limitations or restrictions thereof.

Certain Anti-takeover Matters

        Our restated certificate of incorporation, as amended, and by-laws contain provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our board of directors. These provisions and General Corporation Law of the State of Delaware, or the ("DGCL"), could delay or prevent entirely a merger or acquisition that our shareowners consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm our stock price. Our board of directors is not aware of any current effort to accumulate shares of our Common Stock or to otherwise obtain control of our Company and does not currently contemplate adopting or recommending the approval of any other action that might have the effect of delaying, deterring or preventing a change in control of our Company.

        Following is a description of the anti-takeover effects of certain provisions of our restated certificate of incorporation, as amended, and of our by-laws.

        No cumulative voting.    The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation provides otherwise. Our restated certificate of incorporation, as amended, does not provide for cumulative voting.

        Calling of special meetings of shareowners.    Our by-laws provide that special meetings of our shareowners may be called only by or at the direction of our board of directors, the chairman of our board of directors or our chief executive officer.

        Advance notice requirements for shareowner proposals and director nominations.    Our by-laws provide that shareowners seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareowners must provide timely notice of their proposal in writing to our corporate secretary.

        Generally, to be timely, a shareowner's notice must be received at our principal executive offices not less than 120 days prior to the first anniversary of the previous year's annual meeting. Our by-laws also specify requirements as to the form and content of a shareowner's notice. These provisions may impede shareowners' ability to bring matters before an annual meeting of shareowners or make nominations for directors at an annual meeting of shareowners.

        Limitations on liability and indemnification of officers and directors.    The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our restated certificate of incorporation, as amended, includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty in such capacity, except for liability:

  •
  for any breach of the director's duty of loyalty to us or our shareowners;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

  •
  for any transaction from which the director derived any improper personal benefit.

        Our restated certificate of incorporation, as amended, further provides, that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        We are also expressly authorized to carry directors' and officers' insurance for the benefit of our directors, officers, employees and agents. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in the restated certificate of incorporation, as amended, and the by-laws may discourage our shareowners from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareowners. In addition, the shareowner's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        Board authority to amend by-laws.    Under the by-laws, our board of directors has the authority to adopt, amend or repeal the by-laws without the approval of our shareowners. However, the holders of Common Stock will also have the right to initiate on their own, with the affirmative vote of a majority of the shares outstanding and without the approval of our board of directors, proposals to adopt, amend or repeal the by-laws.

        General Corporation Law of the State of Delaware.    We are a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder unless:

  •
  prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

        Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three year period. The provisions of Section 203 may encourage any entity interested in acquiring our Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in such entity becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions involving our Company that our shareowners may otherwise deem to be in their best interests.

Listing

        Our Common Stock is listed and traded on the New York Stock Exchange under the symbol "KO."

Transfer Agent and Registrar

        The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. Its address is P.O. Box 43070, Providence, RI 02940-3070 and its telephone number is (888) 265-3747.

 PLAN OF DISTRIBUTION

        The shares of Common Stock registered under this registration statement will be offered as described in this prospectus. The shares of Common Stock will be offered by us to plan participants as described in this prospectus. The last sale price of the Common Stock quoted on the New York Stock Exchange on September 29, 2010 was $58.76.

LEGAL MATTERS

        The validity of Common Stock issuable hereunder will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus. Our consolidated financial statements are, and our audited financial statements to be included in subsequently filed documents will be, incorporated by reference in this prospectus in reliance on the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission), given on the authority of Ernst & Young LLP as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Amount to be paid
SEC Registration Fee	$8,345
Accounting Fees and Expenses	30,000
Legal Fees and Expenses	15,000

Total	$53,345

Item 15.    Indemnification of Directors and Officers.

        Set forth below is a description of certain provisions of the restated certificate of incorporation, as amended, and by-laws of The Coca-Cola Company (the "registrant") and the General Corporation Law of the State of Delaware ("DGCL"), as such provisions relate to the indemnification of the directors and officers of the registrant. This description is intended only as a summary and is qualified in its entirety by reference to the restated certificate of incorporation, as amended, the by-laws and the DGCL.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

        As permitted by the DGCL, the registrant's restated certificate of incorporation, as amended, provides that directors will not be personally liable to the registrant or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to the registrant or its shareowners,

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

  •
  under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

  •
  for any transaction from which the director derived any improper personal benefit.

        If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant's directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        Article VII of the registrant's by-laws provides that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that he is or was a director, officer, employee, or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the registrant, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, except with respect to a proceeding to enforce rights to indemnification or advancement of expenses under Article VII, the registrant is required to indemnify a person under this Article VII in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the registrant.

        The registrant will also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Article VII of the by-laws further provides that the registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant. The registrant has purchased directors' and officers' liability insurance covering many of the possible actions and omissions of persons acting or failing to act in such capacities.

        Article VII of the by-laws also provides that the registrant shall have the power to enter into indemnification agreements with any director, officer, employee or agent of the registrant in furtherance of the provisions of Article VII.

Item 16.    List of Exhibits.

        The exhibits to this registration statement are listed in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

          (5)   (a) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 1st day of October, 2010.

THE COCA-COLA COMPANY
By:	/s/ GARY P. FAYARD
	Name:	Gary P. Fayard
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

* Muhtar Kent	Chairman, Board of Directors, Chief Executive Officer and a Director (Principal executive officer)	October 1, 2010
/s/ GARY P. FAYARD Gary P. Fayard	Executive Vice President and Chief Financial Officer (Principal financial officer)	October 1, 2010
/s/ KATHY N. WALLER Kathy N. Waller	Vice President and Controller (Principal accounting officer)	October 1, 2010
* Herbert A. Allen	Director	October 1, 2010
* Ronald W. Allen	Director	October 1, 2010
* Cathleen P. Black	Director	October 1, 2010
* Barry Diller	Director	October 1, 2010
* Alexis M. Herman	Director	October 1, 2010

Signature		Title	Date

* Donald R. Keough		Director	October 1, 2010
* Maria Elena Lagomasino		Director	October 1, 2010
* Donald F. McHenry		Director	October 1, 2010
* Sam Nunn		Director	October 1, 2010
* James D. Robinson III		Director	October 1, 2010
* Peter V. Ueberroth		Director	October 1, 2010
* Jacob Wallenberg		Director	October 1, 2010
* James B. Williams		Director	October 1, 2010
*By:	/s/ GLORIA K. BOWDEN Gloria K. Bowden Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number
5.1	*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	*	Consent of Ernst & Young LLP

24.1	*	Powers of Attorney

99.1	*	Coca-Cola Enterprises Inc. Stock Deferral Plan

99.2		Coca-Cola Enterprises Inc. 1997 Stock Option Plan (incorporated herein by reference to Exhibit 99.1 to the Company's Registration Statement on Form S-8-filed on October 1, 2010)

99.3		Coca-Cola Enterprises Inc. 1999 Stock Option Plan (incorporated herein by reference to Exhibit 99.2 to the Company's Registration Statement on Form S-8-filed on October 1, 2010)

99.4		Coca-Cola Enterprises Inc. 2001 Restricted Stock Award Plan (incorporated herein by reference to Exhibit 99.3 to the Company's Registration Statement on Form S-8-filed on October 1, 2010)

99.5		Coca-Cola Enterprises Inc. 2001 Stock Option Plan (incorporated herein by reference to Exhibit 99.4 to the Company's Registration Statement on Form S-8-filed on October 1, 2010)

99.6		Coca-Cola Enterprises Inc. 2004 Stock Award Plan (incorporated herein by reference to Exhibit 99.5 to the Company's Registration Statement on Form S-8-filed on October 1, 2010)

99.7		Coca-Cola Enterprises Inc. 2007 Incentive Award Plan (incorporated herein by reference to Exhibit 99.6 to the Company's Registration Statement on Form S-8-filed on October 1, 2010)

*
Filed Herewith